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                                                                    EXHIBIT 10.1

                     SERVICES, PAYMENT & SECURITY AGREEMENT

     This Services, Payment & Security Agreement (this "AGREEMENT") dated as of August 19, 2004, is made by and among First Virtual Communications, Inc. ("FIRST VIRTUAL"), on the one hand, and Morrison & Foerster LLP ("MORRISON & FOERSTER"), Huron Consulting Group ("HURON") and Applied Discovery, Inc. ("ADI") (individually each a "SERVICE PROVIDER" and together, the "SERVICE PROVIDERS"), on the other hand, with respect to the following facts and circumstances:

                                    RECITALS

     A. The Service Providers have from time to time provided certain forensic accounting, legal and other professional services to First Virtual in connection with the current special investigation.

     B. Invoices provided to First Virtual by the Service Providers for work performed by them through July 31, 2004 list an aggregate unpaid balance of $1,548,474.50, apportioned as follows: (i) Morrison & Foerster ($1,016,879.51) (invoice nos. 4312502, 4321450); (ii) Huron ($317,047.20) (invoice nos. 105434,
105625, 105,788); and (iii) ADI ($214,547.79) (invoice nos. 6620, 6800).

     C. As partial payment on those outstanding invoices, First Virtual paid the Service Providers by wire transfer the aggregate sum of $450,000, apportioned as follows: (i) Morrison & Foerster ($300,000)and Huron ($90,000) on August 18, 2004; and (ii) ADI ($60,000) on August 19, 2004.

     D. As of the date hereof, the aggregate amount outstanding based on services provided through July 31, 2004 is $1,098,474.50, apportioned as follows: (i) Morrison & Foerster ($716,879.51); (ii) Huron ($227,047.20); and
(iii) ADI ($154,547.79).

     E. First Virtual has requested that the Service Providers continue to furnish the required professional services to complete the investigations currently in progress. The Service Providers have agreed to continue such services upon the terms upon which they have heretofore been provided as set forth in each such Service Provider's prior written agreement with First Virtual (such agreement being for each respective Service Provider its "ENGAGEMENT AGREEMENT"), in each case, as modified hereby.

     F. Morrison & Foerster has advised and hereby advises First Virtual that First Virtual may seek the advice of an independent lawyer of First Virtual's choice with respect to the granting of a security interest to Morrison & Foerster under the terms of this Agreement and shall have a reasonable time in which to do so before entering into this Agreement as to Morrison & Foerster. First Virtual hereby acknowledges that it has been so advised by Morrison & Foerster in writing herein and has had a reasonable opportunity to consult with an independent lawyer.
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     NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Amendment by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

     1. Services. Each of the Service Providers shall furnish First Virtual with its services with respect to those matters First Virtual has engaged them to perform such services in accordance with its Engagement Agreement, except as may be expressly modified herein.

     2. Term. In addition to the rights it would otherwise have to terminate its provision of services under its Engagement Agreement, each of the Service Providers shall be entitled to terminate its provision of services if the amounts described in paragraphs 3 and 4 below are not paid as and when provided herein, the Service Providers shall be entitled to cease providing such services.

     3. Compensation. For all services that the Service Providers render to First Virtual during the term hereof, First Virtual shall pay all fees earned by the Service Providers at those rates set forth in its respective Engagement Agreement, and all costs incurred during such term, provided, however, that such fees and costs shall bear interest at the rate of 1% per month from the 30th day following the date of invoice until paid; and provided, further, that First Virtual shall be entitled to review and object to any invoices submitted by any Service Provider in accordance with First Virtual's rights under the respective Engagement Agreement and otherwise applicable law.

     4. Acknowledgment of Partial Payment; Payment of Arrearages, Ongoing Services.

          4.1 Each of the Service Providers acknowledges receipt of the payment described in Recital C above.

          4.2 First Virtual shall pay the Service Providers (i) the balance of amounts due for services provided through July 31, 2004, in the aggregate amount and at the ratable distribution as set forth in Recital D above, plus interest from the date hereof at the rate of 1% per month until paid; and (ii) fees and costs accruing after July 31, 2004, bearing interest as provided in paragraph 3 above, and in each case such outstanding and accruing fees and costs shall be paid at the time First Virtual completes its current financing, which is currently scheduled to close on or about October 28, 2004, but in no event shall such payment be made later than December 31, 2004.

     5. Security Interest. As security for the full and timely payment of the amounts due for services provided through July 31, 2004 and fees and costs accruing

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thereafter, First Virtual hereby grants a security interest on a PARI PASSU basis to the Service Providers in all of First Virtual's right title and interest in and to the following, whether now owned or hereafter acquired, and wherever located: (i) inventory; (ii) equipment; (iii) deposit accounts; (iv) general intangibles (including without limitation, intellectual property); (v) investment property; and (vi) any other of its personal or intangible property, and in each case, any of the proceeds therefrom. First Virtual shall cooperate with the Service Providers in connection with the perfection of the Service Providers' security interest granted herein, including, without limitation, promptly executing any documents reasonably required by the Service Providers therefor. Until all obligations secured by the security interest granted herein are paid in full, First Virtual shall not dispose of any property or interest therein, except in the ordinary course of business, and excepting further, First Virtual's sale of its interest in its live asynchronous transfer mode product, commonly known as "ATM," without the consent of any of the Service Providers whose obligations secured hereby have not been paid in full.

     In the event of a default as to any Service Provider, such Service Provider may declare all sums due it secured hereby due and payable, and proceed to enforce all of its rights and remedies, including, including, without limitation, foreclosure on the security interest granted herein, without the consent of any other party hereto, provided, however, that the commencement of any such foreclosure process by one Service Provider shall also constitute an additional default by First Virtual as to all the other Service Providers, who may individually declare First Virtual's respective obligations to them secured hereby all due and payable and proceed to enforce each and all of their respective rights and remedies, including, without limitation, foreclosure on the security interest granted herein.

     6. Subordination of Security Interest. The Service Providers acknowledge that First Virtual is a borrower under a loan facility provided by Silicon Valley Bank, which is evidence by that certain April 3, 2003 Loan and Security Agreement, as amended. That loan facility is secured by a broad form security interest in all of First Virtual's property, including the property referenced in paragraph 5 above. The Service Providers agree that the security interest granted by this Agreement shall in all respects be junior and subordinate to the security interest of Silicon Valley Bank or its successor in interest. The Service Providers further acknowledge that Silicon Valley Bank will request that they execute an intercreditor/subordination agreement in light of the security interest granted herein and each agrees to execute such an agreement in the form and substance requested by Silicon Valley Bank in the form attached hereto as Exhibit A.

     7. Release of Security Interests. Upon payment in full of the obligations secured hereby, the security interests granted under this Agreement shall terminate and the Service Providers shall promptly execute and deliver to First Virtual such documents and instruments reasonably requested by First Virtual as shall be necessary to evidence

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the termination of all security interests granted by First Virtual to the
Service Providers hereunder.

     8. Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of California except where the location of the collateral described in paragraph 5 above requires that the creation, validity, perfection, or enforcement of the security interests provided for herein may be governed by the laws of the jurisdiction where such collateral is located.

     9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     10. Authority to Execute Agreement. The undersigned hereby represent and warrant to each other party to this Agreement that he or she has been duly authorized to execute this Agreement by the party on whose behalf the Agreement is executed.

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have executed this Agreement as of the date first set forth above.



FIRST VIRTUAL COMMUNICATIONS, INC.          MORRISON & FOERSTER LLP

By: /s/ Truman Cole                         By: /s/ Adam A. Lewis
    ------------------------------              ------------------------------
Name: Truman Cole                           Name: Adam A. Lewis
Its: Chief Financial Officer                Its: Partner/Member

                                            APPLIED DISCOVERY, INC.

                                            By:
                                                ------------------------------
                                            Name:
                                            Its:

                                            HURON CONSULTING GROUP

                                            By: /s/ James B. Leach
                                                ------------------------------
                                            Name: James B. Leach
                                            Its: Managing Director



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